Exhibit 10.23

AMENDMENT NO. 07 TO LOAN AND SECURITY AGREEMENT

Dated October 17, 2008

THIS AMENDMENT NO. 07 (“Amendment”) to that certain Loan and Security Agreement No. 4521 dated March 28, 2005, as amended (the “Agreement”; all capitalized terms not otherwise defined herein are defined in the Agreement), is entered into as of October 17, 2008, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and ARYX THERAPEUTICS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into the Agreement; and

WHEREAS, Borrower has requested Lender restructure the terms of its existing term loan financing; and

WHEREAS, Lender has agreed to do so, subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

I.              Section 1.1, the following definitions shall be added to the Agreement:

“Amendment No. 07” means this Amendment No. 07 to Loan and Security Agreement by and between Lender and Borrower.

“Restructure Warrant” means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-2 attached to Amendment No. 07 and issued in conjunction with Commitment Two.

II.            Section 1.1, each of the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:

“Loan Documents” means, collectively, the Agreement, Amendments 01 through 07, the Warrants, the Notes and all other documents, instruments and agreements entered into between Borrower or any subsidiary or affiliate of Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Note” means (i) a Secured Promissory Note in the form of Exhibit B attached to this Agreement for Advances funded under the Commitment prior to Amendment No. 05; (ii) a Secured Promissory Note in the form of Exhibit B-1 attached to Amendment No. 05 for Advances funded under Commitment Two and (iii) Amended and Restated Secured Promissory Notes in the form of Exhibit B-2 and B-3 attached to Amendment No. 07.

“Warrants” means the Warrants in favor of Lender and its affiliated fund, Lighthouse Capital Partners IV, L.P. (“LCP-IV”) to purchase securities of Borrower substantially in (i) the form of Exhibit C, (ii) the form attached to Amendment No. 05 as Exhibit C-1 for Advances under Commitment Two and (iii) the form attached to Amendment No. 07 as Exhibit C-2 for the Restructure Warrants.

III.           Section 7, Section 7.3 of the Agreement shall be deleted in its entirety and replaced with the following:

7.3 Restructure. Make any material change in Borrower’s financial structure or business operations (other than through the sale of preferred or common stock to equity investors which does not result in a change of control of Borrower or through the sale of stock in an IPO or secondary public offering); cause a liquidation event; or suspend operation of Borrower’s business.

IV.           Section 7.10 of the Agreement shall be deleted in its entirety and replaced with the following:

7.10 Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest. Notwithstanding the foregoing, Lender’s security interest shall be subordinate to that of Comerica (i) in that certain deposit account #                     held with Comerica Bank as security for a line of credit related to corporate purchasing credit cards; provided, such account shall not exceed $150,000; (ii) in Borrower’s account #                     at Comerica supporting letter of credit #                     issued to Biomed Realty Trust, Inc. in conjunction with Borrower’s real property lease; provided, such letter of credit shall not exceed $703,200 and letter of credit #                     issued to ADP TotalSource, Inc. in conjunction with Borrower’s payroll; provided, such letter of credit shall not exceed $500,000 and such account subordination shall not exceed $1,203,200; and (iii) in that certain deposit account #                     at Comerica in conjunction with Borrower’s employee stock purchase plan (ESPP); provided, such account shall not exceed $150,000.

V.            Conditions Precedent to the effectiveness of Amendment 07:

The obligation of Lender to make any Advances pursuant to Commitment Two is subject to each and every of the following conditions precedent in form and substance satisfactory to lender in its sole discretion:

(a)           This Amendment duly executed by Borrower.

(b)           The Restructure Warrant has been issued to Lender duly executed by Borrower.

(c)           Without limiting the foregoing or Lender’s rights or Borrower’s obligations under the Agreement, such consents, amendments, filings, recordations, or other documents from any persons or entities necessary to maintain the perfection and priority of Lender’s security interest in the Collateral, in form and substance satisfactory to Lender in its sole discretion.

(d)           A good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(e)           All necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of this Agreement, Amendment 07, the Restructure Warrant, and the other Loan Documents.

VI.           Additional Terms and Conditions

(a)           Further Conditions.  The following are conditions precedent to Lender’s obligations hereunder, without delivery and performance of which to Lender’s satisfaction, the original payment terms of the Loan Documents and the Promissory Notes shall remain in full force and effect, unamended hereby:

(i)            Borrower shall deliver an Incumbency Certificate, certified by responsible officers of Borrower, and attachments thereto including the resolutions adopted by Borrower’s board of directors authorizing the execution and delivery of this Amendment No. 07 and the other documents referred to in this Amendment and the performance by Borrower of its obligations under such documents.

(ii)           Borrower shall execute and deliver all other documents, as Lender shall have reasonably requested prior to the execution by Borrower and Lender of this Amendment.

(iii)          Borrower shall pay all Lenders Expenses for the preparation and negotiation of this Amendment No. 07, up to a maximum of $5,000.

(b)           Representations and Warranties of Borrower. Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date hereof as though fully set forth herein. Borrower further warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe

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it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same, except as previously disclosed to Lender in writing; and (iii) it is in full compliance with Section 7.10 of the Agreement, as amended.

(c)           No Control.  Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

VII.         Integration Clause.  This Amendment represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter.  All prior understandings, whether oral or written, other than the Financing Documents, are hereby merged hereinto.  NONE OF THE AGREEMENT OR THIS AMENDMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER.  Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment and the Agreement may be enforced to the maximum extent permitted under applicable law.  This Amendment shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns.  This Amendment may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document.  No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower.  In the event of any contradiction or inconsistency among the terms and conditions of this Amendment or the Agreement the interpretation most favorable to the interests of Lender shall prevail.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:			LENDER:

ARYX THERAPEUTICS, INC.			LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/	John Varian	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner
Name:		John Varian

Title:		COO	By:	/s/ Thomas Conneely

			Name:	Thomas Conneely

			Title:	Vice President

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EXHIBIT B-2

AMENDED AND RESTATED SECURED PROMISSORY NOTE

(Notes originally issued in the amount of $10,000,000)

$3,211,659.97

This AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Note”) is made October 1, 2008, by ARYX THERAPEUTICS, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) and amends, restates and replaces in its entirety those certain Secured Promissory Notes dated September 30, 2005 and December 30, 2005, each pursuant to that certain Loan and Security Agreement No. 4521 between Borrower and Lender dated March 28, 2005 (the “Loan Agreement”) with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $3,211,659.97 (the “Advance”), including interest on the unpaid balance of the Advance at the Basic Rate, and all other amounts due or to become due hereunder according to the terms hereof.   Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a per annum fixed rate of interest equal to 9.75%.

“Final Payment” means $1,200,000.

“Loan Commencement Date” for this Note means July 1, 2009.

“Maturity Date” means June 30, 2010, or if earlier, the date of prepayment under the Note.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 12 calendar months.

“Restructure Fee” means $200,000.

1.             Repayment.  Borrower shall repay the principal and interest thereupon will be paid as follows:

a.             Scheduled Payments.  From and after the Loan Commencement Date, Borrower shall make amortizing payments of principal and interest in advance (collectively, “Scheduled Payments”) on the first day of each month during the Repayment Period (each a “Payment Date”), in an amount equal to $279,710.34.  In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.

b.             Interim Payments.  In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the “Interim Payment”) equal to $26,094.74 from the date of this Note until the Loan Commencement Date with respect to this Note.

                c.             Final Payment.  On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment and the Restructure Fee.

2.             Interest.  Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal.  All Obligations due not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder including principal, interest or fees and expenses will be applied in Lender’s discretion and as provided in the Loan Agreement.

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3.             Prepayment.

a.             Mandatory Prepayment Upon Acceleration.  If this Note is accelerated following the occurrence of an Event of Default or otherwise, then Borrower shall immediately pay to Lender (i) all unpaid Scheduled Payments due before the date of prepayment, (ii) the outstanding principal amount of the Note, (iii) the Final Payment, (iv) the Restructure Fee and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

b.             Voluntary Prepayment.  Borrower may voluntarily prepay all of the principal due under this Note, provided that each of the following conditions is satisfied:  Borrower pays to Lender (i) all unpaid Scheduled Payments due before the date of prepayment, (ii) the outstanding principal amount of this Note and any unpaid accrued interest, (iii) the Final Payment, (iv) the Restructure Fee and (v) all other sums, if any, that shall have become due and payable.

c.             No Other Prepayment.  Borrower may not prepay this Note except described herein.

4.             Collateral.  This Note is secured by the Collateral.

5.             Waivers.  Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.             Choice of Law; Venue.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.   EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.  BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.             Miscellaneous.  THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER.  Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability.  Sections and subsections are titled for convenience, and not for construction.  “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety.  “Or” is not necessarily exclusive.  “Including” is not limiting.  The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns.  This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ARYX THERAPEUTICS, INC.

By:	/s/	John Varian

Name:		John Varian

Title:		COO

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EXHIBIT B-3

AMENDED AND RESTATED SECURED PROMISSORY NOTE

(Note originally issued in the amount of $9,000,000)

$9,000,000

This AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Note”) is made October 1, 2008, by ARYX THERAPEUTICS, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) and amends, restates and replaces in its entirety that certain Secured Promissory Note dated February 29, 2008, pursuant to that certain Loan and Security Agreement No. 4521 between Borrower and Lender dated March 28, 2005 (the “Loan Agreement”) with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $9,000,000 (the “Advance”), including interest on the unpaid balance of the Advance at the Basic Rate, and all other amounts due or to become due hereunder according to the terms hereof.   Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a per annum fixed rate of interest equal to (i) 9.75% prior to the Loan Commencement Date and (ii) 12.25% on and after the Loan Commencement Date.

“Final Payment” means $675,000.

“Loan Commencement Date” for this Note means July 1, 2009.

“Maturity Date” means June 30, 2012, or if earlier, the date of prepayment under the Note.

“Prepayment Fee” means 3% of the outstanding principal amount being prepaid.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.

1.             Repayment.  Borrower shall repay the principal and interest thereupon will be paid as follows:

a.             Scheduled Payments.  From and after the Loan Commencement Date, Borrower shall make amortizing payments of principal and interest in advance (collectively, “Scheduled Payments”) on the first day of each month during the Repayment Period (each a “Payment Date”), in an amount equal to $296,972.97.  In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.

b.             Interim Payments.  In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the “Interim Payment”) equal to $73,125.00 from the date of this Note until the Loan Commencement Date with respect to this Note.

c.             Final Payment.  On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment.

2.             Interest.  Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal.  All Obligations due not paid when due shall bear interest at the Default Rate unless waived in writing by Lender.  All amounts paid hereunder including principal, interest or fees and expenses will be applied in Lender’s discretion and as provided in the Loan Agreement.

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3.             Prepayment.

a.             Mandatory Prepayment Upon Acceleration.  If this Note is accelerated following the occurrence of an Event of Default or otherwise, then Borrower shall immediately pay to Lender (i) all unpaid Scheduled Payments due before the date of prepayment, (ii) the outstanding principal amount of the Note, (iii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

b.             Voluntary Prepayment.  Borrower may voluntarily prepay all of the principal due under this Note, provided that each of the following conditions is satisfied:  Borrower pays to Lender (i) all unpaid Scheduled Payments due before the date of prepayment, (ii) the outstanding principal amount of this Note and any unpaid accrued interest, (iii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

c.             No Other Prepayment.  Borrower may not prepay this Note except described herein.

4.             Collateral.  This Note is secured by the Collateral.

5.             Waivers.  Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.             Choice of Law; Venue.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.   EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.  BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.             Miscellaneous.  THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER.  Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability.  Sections and subsections are titled for convenience, and not for construction.  “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety.  “Or” is not necessarily exclusive.  “Including” is not limiting.  The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns.  This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ARYX THERAPEUTICS, INC.

By:	/s/	John Varian

Name:		John Varian

Title:		COO

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EXHIBIT C-2

RESTRUCTURE WARRANT

See attached

EXHIBIT C-2

RESTRUCTURE WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

COMMON STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: 158,770
Common Stock

ARYX THERAPEUTICS, INC.

Effective as of October 17, 2008

Void after October 17, 2013

1.             Issuance.  This Common Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. (the “Holder”) by ARYX THERAPEUTICS, INC., a Delaware corporation (hereinafter with its successors called the “Company”).

2.             Purchase Price; Number of Shares.

(a)           The registered holder of this Warrant, commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share equal to $3.97516 (the “Purchase Price”), 158,770 fully paid and nonassessable shares of the Company’s Common Stock, par value $0.001 per share  (the “Common Stock”).

Any term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.  The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3.             Payment of Purchase Price.  The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4.             Net Issue Election.  The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company.  Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X=	Y(A-B)
A

where:	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Common Stock, as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

For purposes of this Warrant, the “Fair Market Value” of a share of Common Stock as of the date that the net issue election is made (the “Determination Date”) shall mean: (i) if traded on a securities exchange or the NASDAQ Global Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market for the five (5) consecutive trading days immediately prior to the Determination Date, or (ii) if otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock for the five (5) consecutive trading days immediately prior to the Determination Date, or (iii) if there is no public market for the Common Stock or if the fair market value cannot be calculated as of the Determination Date on any of the foregoing bases, then the fair market value shall be determined in good faith by the Company’s Board of Directors.

5.             Partial Exercise.  This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.             Fractional Shares.  In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant.  If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of one share of Common Stock by such fraction.

7.             Expiration Date; Automatic Exercise.  This Warrant shall expire at the earliest to occur of (i) the close of business on October 17, 2013; or (ii) the effective date of a Merger as defined below, unless otherwise assumed per the language below (the “Expiration Date”) and shall be void thereafter.

“Merger” means: (i) a sale, license or other disposition of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide stock equity financing), the result of which is that stockholders of the Company immediately prior to the merger, consolidation or acquisition do not own or control more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger, consolidation or acquisition.  “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition.  Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant will be similarly assumed.  Notwithstanding anything to the contrary in this Warrant, if Holder exercises this Warrant after receiving a notice from the Company of a proposed merger or if the exercise was otherwise precipitated by such proposed Merger, the Company will hold the exercise notice, without processing such notice, until immediately prior to the consummation of the Merger, at which time the exercise notice shall be processed. If the Merger is terminated, the Holder will have ten (10) business days from the date the Company gives Holder notice indicating such termination to rescind its exercise notice, otherwise the exercise notice shall be processed by the Company as set forth herein.  In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to this Section 7, unless otherwise assumed per above.

8.             Reserved Shares; Valid Issuance.  The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock issuable upon exercise of this Warrant free from all preemptive or similar rights therein.  The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.             Stock Splits and Dividends.  If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

11.          Mergers and Reclassifications.  Subject to Section 7, if after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.  For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

12.          Certificate of Adjustment.  Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13.          Notices of Record Date, Etc.  In the event of:

(a)            any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b)            any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c)            any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof.  Such notice shall be provided at least ten (10) business days prior to the date specified in such notice on which any such action is to be taken.

14.          Representations, Warranties and Covenants.  This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a)            The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder.  This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)            The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c)            The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Certificate of Incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a material breach or default under any material contract, material agreement or material instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

16.          Amendment.  The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

17.          Representations and Covenants of the Holder.  This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a)            Investment Purpose.  The right to acquire Common Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)            Accredited Investor.  Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act.

(c)            Private Issue.  The Holder understands (i) that the Common Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(d)            Financial Risk.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(e)            Rule 144. The Holder is aware that neither the Warrant, nor the Common Stock issuable upon conversion thereof may be sold pursuant to Rule 144 adopted under the 1933 Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the Company has no obligation hereunder to satisfy the conditions for resale set forth in Rule 144.

18.          Notices, Transfers, Etc.

(a)            Any notice or written communication required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile to the facsimile number specified in writing by the recipient if sent during normal business hours of the recipient on a business day, if not, then on the next business day, or (c) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company or the Holder at the address listed on the signature page hereto or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other party hereto.

(b)            Subject to compliance with applicable federal and state securities laws and the terms hereof, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder.  Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee.  Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c)            In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

19.          Governing Law.  The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

20.          Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

21.          Business Days.  If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

22.          No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

ARYX THERAPEUTICS, INC.

By:	/s/	John Varian

Name:	John Varian

Title:	COO

Address:	6300 Dumbarton Circle
Fremont, CA 94555

Accepted and Agreed:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	Lighthouse Management Partners V, L.L.C.
its general partner

By:	/s/ Thomas Conneely

Name:	Thomas Conneely

Title:	Vice President

Address:	500 Drake’s Landing Road
Greenbrae, CA 94904

Subscription

To:
Date:

The undersigned hereby subscribes for                                    shares of Common Stock covered by this Warrant.  The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Common Stock pursuant to this Warrant.  The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Assignment

For value received                                                                                hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                                      its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of: